UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2018

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below, regarding the amendment to the Restated Certificate of Incorporation of Digirad Corporation (the “Company”), is incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, at the 2018 annual meeting of the stockholders of the Company held on that date (the “Annual Meeting”), the stockholders of the Company approved the Company’s 2018 Incentive Plan (the “2018 Plan”). A detailed description of the 2018 Plan is included under the heading “Proposal 5: Approval of the 2018 Incentive Plan” in the definitive proxy statement filed in connection with the Annual Meeting with the Securities and Exchange Commission on March 22, 2018 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the 2018 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2018 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2018, the Company filed a Certificate of Amendment of the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware that, as described in Item 5.07 below, was approved by the Company’s stockholders at the Annual Meeting (the “Extended Protective Amendment”). The Extended Protective Amendment effects a three-year extension to the provisions of the Company's Restated Certificate of Incorporation, as previously amended, designed to protect the tax benefits of the Company's net operating loss carryforwards, which provisions were approved by the Company’s stockholders and first became effective by way of an amendment to the Restated Certificate of Incorporation on May 1, 2015 (the “Original Protective Amendment”).

The Extended Protective Amendment leaves the Original Protective Amendment unchanged in all respects, other than to extend the expiration date from May 1, 2018 to May 1, 2021, and to make revisions necessary as a result of the enactment of Public Law 115-97 (commonly referred to as the Tax Cut and Jobs Act) on December 22, 2017. A detailed description of the Extended Protective Amendment is included under the heading “Proposal 4: Approval of Extended Protective Amendment” in the Proxy Statement, which description is incorporated herein by reference.

The foregoing description of the Extended Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Extended Protective Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held pursuant to notice on April 27, 2018, at the Company’s headquarters at 1048 Industrial Court, Suwanee, Georgia 30024. The total number of shares of Common Stock voted in person or by proxy at the Annual Meeting was 17,463,607, representing approximately 86.80% of the 20,118,336 shares outstanding and entitled to vote at the Annual Meeting.

Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below. The proposals are described in detail in the Proxy Statement and are incorporated herein by reference.

Proposal 1 - The election of seven directors, to serve until the Company's 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

Name	Votes For	Votes Withheld
Jeffrey E. Eberwein	9,415,475	2,165,802
Matthew G. Molchan	7,473,884	4,107,393
Dimitrios J. Angelis	7,261,515	4,319,762
John M. Climaco	9,417,751	2,163,526
Michael A. Cunnion	7,453,448	4,127,829
Charles M. Gillman	9,368,278	2,212,999
John W. Sayward	7,440,294	4,140,983

Proposal 2 - The ratification of the appointment of BDO USA, LLP as the independent auditors for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions
14,618,296	2,379,657	465,654

Proposal 3 - The advisory (non-binding) approval of the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions
8,541,846	3,001,477	37,954

Proposal 4 - The approval of a Certificate of Amendment effecting a three-year extension to the provisions of the Company's Restated Certificate of Incorporation, designed to protect the tax benefits of the Company's net operating loss carryforwards.

Votes For	Votes Against	Abstentions
10,826,011	706,884	48,382

Proposal 5 - The approval of the Company's 2018 Incentive Plan.

Votes For	Votes Against	Abstentions
7,901,488	3,557,734	122,055

For Proposals 1, 3, 4, and 5 broker non-votes amounted to 5,882,330.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation
10.1	2018 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Matthew G. Molchan
Matthew G. Molchan Chief Executive Officer

Date: May 1, 2018